UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2019

ALPHATEC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5818 El Camino Real

Carlsbad, California 92008

(Address of Principal Executive Offices)

(760) 431-9286

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	ATEC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 21, 2019, Alphatec Holdings, Inc. (the “Company”), completed a draw of $10 million under its Credit, Security and Guaranty Agreement, as amended, (the “Credit Agreement”) with Squadron Medical Finance Solutions LLC (“Squadron”). In connection with the draw, the Company issued to each of Squadron and Tawani Holdings LLC (“Tawani”) a warrant (collectively, the “Warrants”) to purchase up to, collectively, an aggregate of 4,838,710 shares of the Company’s common stock at a price of $2.17 per share. The Warrants are exercisable immediately and have a term of seven years. The Warrants are subject to price-based, weighted average anti-dilution adjustments in the event of certain issuances by the Company of equity or equity-linked securities at effective prices per share of less than $2.17; provided that the Company will not be required to issue any shares of common stock due to any such adjustment if the issuance (taken together with any prior issuance upon the exercise of a Warrant) would exceed the aggregate number of shares of common stock the Company may issue without breaching applicable Nasdaq rules. In connection with issuing the Warrants, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with Squadron and Tawani whereby the Company agreed to register the resale of the shares of common stock issuable pursuant to the Warrants (the “Warrant Shares”) under the Securities Act of 1933, as amended, under certain circumstances upon demand of holders thereof or at their request to the extent the Company seeks to register other equity securities for sale.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Form of Warrant and the Registration Rights Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by this reference.

On June 27, 2019, the Company issued a press release announcing the draw under the Credit Agreement and issuance of the Warrants. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Company relied on the exemption from registration contained in Section 4(2) of the Securities Act, and Rule 506 of Regulation D thereunder, for the issuance of the Warrants and the Warrant Shares. Each of Squadron and Tawani has represented that it is an “accredited investor” as defined in Regulation D of the Securities Act and that the Warrants and the Warrant Shares were being acquired solely for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2019, the Company’s Board of Directors (“Board”) fixed the number of directors to serve on the Board at eleven members and appointed Karen McGinnis to serve as a director for a term commencing on June 26, 2019 and expiring at the Annual Meeting of Stockholders of the Company in 2020.  The Board also has appointed and elected Ms. McGinnis to serve on its Compensation and Special Financing Committees.

Ms. McGinnis will receive annual equity compensation in accordance with the Company’s standard remuneration for independent directors, which provides that non-employee directors receive an annual Restricted Stock Unit (“RSU”) award with a grant value of $75,000. For continuing non-employee directors, the annual RSU award is granted on the date of the annual meeting of stockholders, based upon the volume weighted average price (“VWAP”) of the Company’s stock for the 30-trading day period prior to the grant date. For newly elected, non-employee directors, the annual RSU award is granted upon election or appointment to the Board, with a grant value, as determined by the VWAP of the Company’s stock for the 30-trading day period prior to date of election or appointment, pro-rated based on the length of service prior to the next annual meeting of stockholders. In each case, the annual RSU award will vest on the earlier of the twelve (12)-month anniversary of the grant date or the next annual meeting of stockholders.

Ms. McGinnis also will receive an annual cash retainer in accordance with the Company’s standard remuneration for independent directors, which includes, as applicable:  (i) an annual payment of $25,000 ($50,000 for Chair or Lead Director), paid quarterly, to each non-employee director that serves as a member of a Board; and (ii) an annual payment of $7,500 ($20,000 for Chair), $5,000 ($13,750 for Chair) and $4,750 ($10,000 for Chair), each paid quarterly, to each non-employee director that serves as a member of the Audit Committee, Compensation Committee, and/or Nominating and Corporate Governance Committee, respectively.  In addition, it is anticipated that Ms. McGinnis will enter into the Company’s standard form of indemnification agreement for non-employee directors, a copy of which is attached as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the Securities and Exchange Commission on May 5, 2009, and incorporated herein by reference.

There are no other arrangements or understandings between Ms. McGinnis and any other person pursuant to which she was selected to serve on the Board. There are no family relationships between Ms. McGinnis and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On June 27, 2019, the Company issued a press release announcing the appointment of Karen McGinnis to the Board. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)Exhibits.

10.1	Form of Warrant
10.2	Registration Rights Agreement between Alphatec Holdings Inc. and Squadron Medical Finance Solutions LLC and Tawani Holdings LLC, dated June 21, 2019
99.1	Press Release, dated June 27, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2019	ALPHATEC HOLDINGS, INC.

	By:	/s/ Jeffrey G. Black
Name: Jeffrey G. Black
Its: Chief Financial Officer